UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022 (September 27, 2022)

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K that was originally filed with the Securities and Exchange Commission (“SEC”) on September 27, 2022 (the “Original Filing”) to report, among other things, the determination made by of the Board of Directors of Tego Cyber Inc. (the “Company”) that the financial statements for the period sending March 31, 2022 should no longer be relied upon. This Amendment restates the Company’s position regarding the effect of the share-based compensation expense included in Original Filing. This Amendment does not amend or otherwise update any other information in the Original Filing. Accordingly, this Amendment should be read in conjunction with the Original Filing and with our other filings with the SEC made after the Original Filing.

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Amended and Restated Form 10-Q for the Three and Nine Months Ended March 31, 2022

On September 27, 2022, the board of directors of Tego Cyber Inc. (the “Company”) in consultation with BF Borgers CPA PC (“Borgers”), the Company's new independent registered public accounting firm,  announced it had concluded that the Company’s previously issued unaudited financial statements for the three and nine months ended March 31, 2022 should be restated and no longer be relied upon. In connection with preparing the Company’s audited financial statements for the year ended June 30, 2022, the Company discovered an error relating to the accounting treatment of the Company’s performance stock units which were granted during the three months ended March 31, 2022.

On October 17, 2022, the Company’s board of directors determined that the Original Filing describing the misstatement of the shared based compensation expense recorded for the three and nine months ended March 31, 2022 filed on Form 10-Q on May 16, 2022 and as reported on Form 8-K filed September 27, 2022, required further amendment. The Company previously reported in the Original Filing that the share-based compensation expense was incorrectly calculated and that share-based compensation expense would be reduced. The Company has now determined the share-based compensation expense should actually be increased by $60,698 to account for the issuance of the performance stock units.

The impact of this restatement on the Company's unaudited financial statements for the three and nine months ended March 31, 2022 will be an increase to the additional paid in capital of $60,698, an increase to the accumulated deficit of $60,698, an increase to the share-based compensation expense of $60,698 and an increase to the loss from operations of $60,698.

Accordingly, the Company intends to restate the aforementioned financial statements by amending its quarterly report on Form 10-Q for the quarter ended March 31, 2022 as soon as reasonably practicable.

No other changes have been made to the original filings. The Amendment to the respective filing does not reflect events that have occurred after the original filing of the Form 10-Q or modify or update the disclosures presented therein, except to reflect the amendments described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: October 19, 2022	By:	/s/ Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer

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